                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                             DEL MONTE FOODS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


     DELAWARE              ONE MARKET @ THE LANDMARK,           13-3542950
(State or Other         SAN FRANCISCO, CALIFORNIA 94105      (I.R.S. Employer
 Jurisdiction of                                               Identification
 Incorporation or                                                   No.)
  Organization)
                         (Address of Principal Executive
                           Offices Including Zip Code)
                             ----------------------

                         H. J. HEINZ COMPANY SAVER PLAN

                            (Full Title of the Plan)
                             ----------------------

                                                          COPIES TO:
           JAMES POTTER, ESQ.                       DOUGLAS D. SMITH, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL            GIBSON, DUNN & CRUTCHER LLP
             AND SECRETARY                     ONE MONTGOMERY STREET, 26TH FLOOR
        DEL MONTE FOODS COMPANY                 SAN FRANCISCO, CALIFORNIA 94104
ONE MARKET, SAN FRANCISCO, CALIFORNIA                  (415) 393-8200
                 94105

                     (Name and Address of Agent For Service)
                             ----------------------

                                 (415) 247-3000
          (Telephone Number, Including Area Code, of Agent For Service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES  AMOUNT TO BE    PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
 TO BE REGISTERED    REGISTERED(1)      PRICE PER SHARE(2)          OFFERING PRICE(2)       REGISTRATION FEE(3)
Common Stock, par    750,000 SHARES          $8.45                      $6,337,500                $583.05
value $0.01 per
share(4)

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)   Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low per share prices of the Registrant's common stock, par value $0.01 per share ("Common Stock") as reported on the New York Stock Exchange on January 17, 2003.

(4) The Common Stock includes preferred stock purchase rights that initially will trade together with the Registrant's Common Stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the price of the Registrant's Common Stock.

                                  INTRODUCTION

      This Registration Statement on Form S-8 (this "Registration Statement") is filed by Del Monte Foods Company, a Delaware corporation (the "Registrant"), relating to the H. J. Heinz Company Saver Plan (the "Plan"). Pursuant to an Agreement and Plan of Merger, dated as of June 12, 2002, by and among the Registrant, Del Monte Corporation, a Delaware corporation and a wholly-owned subsidiary of the Registrant ("DMC"), H. J. Heinz Company, a Pennsylvania corporation and SKF Foods Inc., a Delaware corporation and a wholly-owned subsidiary of H. J. Heinz Company ("SKF"), certain employees of SKF became employees of DMC on December 20, 2002, but will continue to participate in the Plan, and may purchase shares of the Registrant's Common Stock through the Plan, during a transitional period following the merger of SKF and DMC.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

      Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

            (a) The Registrant's Proxy Statement/Prospectus, dated November 19, 2002, filed with the Commission on November 20, 2002 pursuant to Rule 424(b)(3) of the Securities Act of 1933 (the "Securities Act") with respect to the Registrant's Registration Statement on Form S-4, as amended (No. 333-98827);

            (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 2001, filed by H. J. Heinz Company with the Commission on July 1, 2002;

            (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

            (d) The Registrant's Current Reports on Form 8-K, filed with the Commission on August 8, 2002, December 6, 2002, December 9, 2002, December 13, 2002, December 19, 2002, December 24, 2002,
                  January 3, 2003 and January 16, 2003;

            (e) The description of the Registrant's Common Stock contained in the Prospectus dated February 4, 1999 filed pursuant to Rule 424(b)(1) of the Securities Act with respect to the Registrant's Registration Statement on Form S-1, as amended (No. 333-48235), filed with the Commission on March 19, 1998 and incorporated by reference to Item 1 of the Registration Statement on Form 8-A (No. 001-14335) filed by the Registrant under the Exchange Act with the Commission on July 23, 1998; and

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            (f)   The description of the Registrant's preferred stock purchase rights contained in Item 1 of the Registrant's Registration Statement on Form 8-A (No. 001-14335) filed with the Commission on June 13, 2002.

      All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's Amended and Restated Certificate of Incorporation generally provides that the Registrant will indemnify each of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and may indemnify certain other persons as authorized by the DGCL. Section 145 of DGCL authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

      Section 102(b)(7) of the DGCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain breaches of their fiduciary duty. The Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of a director's liability to the Registrant and its stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

      Article IX of the Registrant's Amended and Restated Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, employee or agent of another entity, shall be indemnified and held harmless by Registrant to

                                       3
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the fullest extent authorized by the DGCL, as the same exists or may be amended.
The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      All of the Registrant's directors and officers will be covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

Exhibit
Number      Exhibit
------      -------
4.1         Description of the Registrant's Common Stock (incorporated by reference to Item 1 of the Registrant's Registration Statement on
            Form 8-A (No. 001-14335), filed with the Commission on July 23,
            1998).

4.2         Description of the Registrant's Preferred Stock Purchase Rights
            (incorporated by reference to Item 1 of the Registration Statement on Form 8-A (No. 001-14335), filed with the Commission on June 13,
            2002).

4.3 Rights Agreement, dated as of June 12, 2002, between the Registrant and the Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (No.
            001-14335), filed with the Commission on June 13, 2002).

5 In lieu of an opinion of counsel or Internal Revenue Service ("IRS") determination letter on compliance with ERISA or Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will cause the Plan and any amendment thereto to be submitted to the IRS in a timely manner and it will cause to be made all changes required by the IRS to qualify the Plan.

23.1        Consent of KPMG LLP, Independent Auditors of Del Monte Foods
            Company.

23.2        Consent of PricewaterhouseCoopers, LLP, Independent Accountants of
            SKF Foods Inc.

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1        H. J. Heinz Company Saver Plan, as amended and restated effective
            January 1, 2002.

ITEM 9. UNDERTAKING

      A. The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

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            (2) that for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 22nd day of January, 2003.

                                    DEL MONTE FOODS COMPANY

                                    By:  /s/ Richard G. Wolford
                                         ----------------------
                                         Richard G. Wolford
                                         President and Chief Executive
                                         Officer, Director and
                                         Chairman of the Board

        Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on the 22nd day of January 2003.


                                    H. J. HEINZ COMPANY SAVER PLAN
                                              (Name of Plan)

                                    EMPLOYEE BENEFITS ADMINISTRATION BOARD

                                    By: /s/ Theodore N. Bobby
                                        ---------------------
                                       Name:  Theodore N. Bobby
                                       Title: Vice President - Legal Affairs
                                              and Member of EBAB


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Meyers and James Potter, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                TITLE                                DATE
     /s/ Richard G. Wolford            President and Chief Executive Officer,         January 22, 2003
------------------------------------
     Richard G. Wolford                Director and Chairman of the Board
                                       (Principal Executive Officer)

     /s/ David L. Meyers               Executive Vice President, Administration and   January 22, 2003
------------------------------------   Chief Financial Officer (Principal Financial
     David L. Meyers                   Officer)


     /s/ Richard L. French             Senior Vice President and Chief Accounting     January 22, 2003
------------------------------------   Officer (Principal Accounting Officer)
     Richard L. French

     /s/  Samuel Armacost              Director                                       January 22, 2003
------------------------------------
     Samuel Armacost

     /s/ Timothy G. Bruer              Director                                       January 22, 2003
------------------------------------
     Timothy G. Bruer

     /s/ Mary Henderson                Director                                       January 22, 2003
------------------------------------
     Mary Henderson

     /s/ Gerald Johnston               Director                                       January 22, 2003
------------------------------------
     Gerald Johnston

     /s/ Terry Martin                  Director                                       January 22, 2003
------------------------------------
     Terry Martin

     /s/ Joe Morgan                    Director                                       January 22, 2003
------------------------------------
     Joe Morgan

     /s/William S. Price               Director                                       January 22, 2003
------------------------------------
     William S. Price

     /s/ David R. Williams             Director                                       January 22, 2003
------------------------------------
     David R. Williams

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit
4.1         Description of the Registrant's Common Stock (incorporated by reference to Item 1 of the Registrant's Registration Statement on
            Form 8-A (No. 001-14335), filed with the Commission on July 23,
            1998).

4.2         Description of the Registrant's Preferred Stock Purchase Rights
            (incorporated by reference to Item 1 of the Registration Statement on Form 8-A (No. 001-14335), filed with the Commission on June 13,
            2002).

4.3 Rights Agreement, dated as of June 12, 2002, between the Registrant and the Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (No.
            001-14335), filed with the Commission on June 13, 2002).

5 In lieu of an opinion of counsel or Internal Revenue Service ("IRS") determination letter on compliance with ERISA or Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will cause the Plan and any amendment thereto to be submitted to the IRS in a timely manner and it will cause to be made all changes required by the IRS to qualify the Plan.

23.1        Consent of KPMG LLP, Independent Auditors of Del Monte Foods
            Company.

23.2        Consent of PricewaterhouseCoopers, LLP, Independent Accountants of
            SKF Foods Inc.

24.1 Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1        H. J. Heinz Company Saver Plan, as amended and restated effective
            January 1, 2002.